UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

MONDIAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-51033 (Commission File Number)	27-4481914 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

Effective June 11, 2015 the Registrant and certain preferred shareholders of the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EZTicket Live, Inc., a Nevada corporation (“EZTicket”) and certain majority shareholders of EZTicket. EZTicket is an online ticketing system that offers a simple solution to even ticketing, using innovative point-of-sale software that allows small to mid-size event companies (such as comedy clubs, rodeos, high school theaters, amphitheaters, amusement parks, state and county fairs, etc.) to sell tickets to their events online using EZTicket’s system.

The Merger Agreement sets forth the plan through which EZTicket will merge into a wholly-owned subsidiary of the Registrant and will thus become a wholly-owned subsidiary of the Registrant. The closing of the Merger Agreement is conditioned on the completion of several corporate actions, including the consolidation of outstanding debt of the Registrant, the filing of all required annual and quarterly filings, the payment of certain debts of the Registrant. As consideration for the Merger, the shareholders of EZTicket will receive an amount of shares equal to approximately 75% of the then-issued and outstanding shares of the Company.

ITEM 9.01 Financial Statements and Exhibits.

 (d) EXHIBITS.

Exhibit Number	Description

10.01	AGREEMENT AND PLAN OF MERGER DATED JUNE 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2015

MONDIAL VENTURES, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer